Exhibit 99.4

UNAUDITED PRO FOMA CONDENSED COMBINED FINANCIAL INFORMATION

INDEX TO FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS:

Introduction	2

Pro Forma Condensed Combined Consolidated Balance Sheet as of March 31, 2024 (Unaudited)	3

Pro Forma Condensed Combined Consolidated Statement of Comprehensive Income for the three months Ended March 31, 2024 (Unaudited)	4

Pro Forma Condensed Combined Consolidated Statement of Comprehensive Income for the year Ended December 31, 2023 (Unaudited)	5

Notes to Pro Forma Condensed Combined Consolidated Financial Statements (Unaudited)	6

INTRODUCTION

On April 29, 2024, 908 Devices Inc. (the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) and purchased all of the issued and outstanding equity interests of CAM2 Technologies, LLC, a Connecticut limited liability company (d/b/a RedWave Technology) (“RedWave”). The transaction closed on April 29, 2024, at which time RedWave became a wholly-owned subsidiary of the Company (the “Acquisition”).

RedWave is a leading provider of portable FTIR (Fourier Transform Infrared) spectroscopic analyzers for rapid chemical identification of bulk materials. FTIR, an optical spectroscopy technology, is highly regarded for its specific substance identification abilities across a broad range of bulk materials. This acquisition provides the Company with an expanded portfolio of handheld chemical analysis devices for forensic workflows that quickly detect and identify unknown solids, liquids, vapors, and aerosols at the point of need. In addition, RedWave bolsters the Company’s desktop portfolio with a line of accessories for pharma Process Analytical Technology (PAT) and industrial QC applications.

The Company will account for the acquisition of RedWave as a business combination under U.S. GAAP. Under the acquisition method of accounting, the assets and liabilities of RedWave will be recorded as of the acquisition date, at their respective fair values, and consolidated with those of the Company. The Company paid $45.0 million in cash (the “Cash Consideration”), and 1,497,171 unregistered shares of the Company’s common stock, which reflects closing adjustments relating to working capital, cash and debt as set forth in the Purchase Agreement. The Cash Consideration is subject to additional working capital, cash, debt, and transaction expense adjustments as set forth in the Purchase Agreement.

The Company may also be obligated to issue up to an additional 4,000,000 unregistered shares of the Company’s common stock as contingent consideration based on the amount of revenue the Company generates from the sale of certain RedWave products and services during the two-year period from May 1, 2024 through April 30, 2026. If the earnout revenue achieved during the period is at least $37.0 million, the Company will be obligated to issue at least 1,000,000 contingent shares, which number of contingent shares will be increased based on the amount of earnout revenue achieved during the period, up to a maximum of 4,000,000 contingent shares for earnout revenue equal to or greater than $45.0 million. The earnout revenue also may include certain qualified bookings credit, as defined in the Purchase Agreement, for certain RedWave products in the event that earnout revenue is otherwise above $37 million. No contingent shares will be issued if the earnout revenue achieved during the period is less than $37 million. If any change in control event occurs, such contingent shares earned are payable in cash at an amount equal to the fair market value of the underlying shares, unless the acquiror is a publicly traded company or an affiliate of a publicly traded company and the acquiror or its affiliated publicly traded company expressly assumes the contingent consideration obligations, subject to the terms set forth in the Purchase Agreement.

The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2024 that combines the historical consolidated balance sheets of the Company and RedWave gives effect to the Acquisition as if it had occurred on March 31, 2024. The unaudited pro forma condensed combined statements of comprehensive income for the three months ended March 31, 2024 and the year ended December 31, 2023, which combine the historical consolidated statements of operations of the Company and the historical consolidated statements of income of RedWave assume the Acquisition occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information herein should be read in conjunction with the historical financial statements and the related notes thereto of the Company which are presented in the Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 8, 2024 (File No. 001-39815), the Company’s historical unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed on May 4, 2024 (File No. 001-39815), and the historical financial statements of RedWave which are presented as exhibits to this Form 8-K/A.

The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information was based on a preliminary valuation of the assets acquired and liabilities assumed, and the valuation and accounting are subject to revision as more detailed analyses are completed and additional information about the fair value of assets acquired and liabilities assumed becomes available.

The following unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on available information and assumptions that the acquirer believes are reasonable. They do not purport to represent what the actual combined results of operations or the combined financial position would have been had the Acquisition occurred on the dates indicated, or on any other date, nor are they necessarily indicative of the Company’s future combined results of operations or the combined financial position after the Acquisition.

908 Devices Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2024

(in thousands)

	Historical	Historical	Pro Forma		Pro Forma
	908 Devices Inc.	CAM2 (Note 3)	Adjustments	Notes	Combined
Assets
Current assets:
Cash and cash equivalents	$104,599	$2,110	$(45,000)	5C	$61,709
Marketable securities	29,596	1,035	—		30,631
Accounts receivable, net	7,486	2,110	—		9,596
Inventory	16,356	1,259	61	5B	17,676
Prepaid expenses and other current assets	3,831	39	—		3,870
Total current assets	161,868	6,553	(44,939)		123,482
Operating lease, right-of-use assets	5,754	29	—		5,783
Property and equipment, net	3,215	342	—		3,557
Goodwill	10,139	—	26,535	5A, 5B, 5C	36,674
Intangible assets, net	7,468	—	40,580	5A	48,048
Other long-term assets	1,347	—	—		1,347
Total assets	$189,791	$6,924	$22,176		$218,891
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,472	$482	$—		$1,954
Accrued expenses	5,299	392	2,100	5D	7,791
Deferred revenue	10,483	1,584	—		12,067
Operating lease liabilities	2,076	29	—		2,105
Total current liabilities	19,330	2,487	2,100		23,917
Operating lease liabilities, net of current portion	3,380	—	—		3,380
Deferred revenue, net of current portion	7,871	2,489	—		10,360
Deferred income taxes	2,317	—	—		2,317
Other long-term liabilities	—	—	15,500	5C	15,500
Total liabilities	32,898	4,976	17,600		55,474
Commitments and contingencies
Stockholders' equity:
Preferred stock
Common stock	33	—	1	5C	34
Additional paid-in capital	337,396	—	8,623	5C	346,019
Accumulated other comprehensive income	980	—	—		980
Accumulated (deficit) earnings	(181,516)	1,948	(4,048)	5D, 5E	(183,616)
Total stockholders' equity	156,893	1,948	4,576		163,417
Total liabilities and stockholders' equity	$189,791	$6,924	$22,176		$218,891

See accompanying notes to unaudited pro forma condensed combined financial information.

908 Devices Inc.

Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income

For the three months Ended March 31, 2024

(in thousands, except share and per share data)

	Historical	Historical	Pro Forma		Pro Forma
	908 Devices Inc.	CAM2 (Note 3)	Adjustments	Notes	Combined
Revenue:
Product revenue	$7,233	$3,655	$—		$10,888
Service revenue	2,758	613	—		3,371
Contract revenue	—	—	—		—
Total revenue	9,991	4,268	—		14,259
Cost of revenue:
Product cost of revenue	3,210	1,565	650	5b, 5f	5,425
Service cost of revenue	1,778	131	—		1,909
Contract cost of revenue	—	—	—		—
Total cost of revenue	4,988	1,696	650		7,334
Gross profit	5,003	2,572	(650)		6,925
Operating expenses:
Research and development	5,790	729	23	5f	6,542
Selling, general and administrative	11,901	886	142	5b, 5f	12,929
Total operating expenses	17,691	1,615	165		19,471
Loss from operations	(12,688)	957	(815)		(12,546)
Other income, net
Interest income	1,729	14	(600)	5d	1,143
Interest expense	—	(12)	—		(12)
Other expense, net	(28)	—	—		(28)
Total other income, net	1,701	2	(600)		1,103
(Loss) income from operations before income taxes	(10,987)	959	(1,415)		(11,443)
Provision for (benefit from) income taxes	70	—	—	5g	70
Net (loss) income	$(10,917)	$959	$(1,415)		$(11,373)

Net loss per share
Basic and diluted	$(0.33)		$(0.00)	5c	$(0.33)
Weighted average common shares outstanding
Basic and diluted	32,710,894		1,497,171	5e	34,208,065

See accompanying notes to unaudited pro forma condensed combined financial information.

908 Devices Inc.

Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income

For the year Ended December 31, 2023

(in thousands, except share and per share data)

	Historical	Historical	Pro Forma		Pro Forma
	908 Devices Inc.	CAM2 (Note 3)	Adjustments	Notes	Combined
Revenue:
Product revenue	$40,214	$12,076	$—		$52,290
Service revenue	9,645	1,679	—		11,324
Contract revenue	370	—	—		370
Total revenue	$50,229	$13,755	$—		$63,984
Cost of revenue:
Product cost of revenue	18,428	5,914	2,601	5b, 5f	26,943
Service cost of revenue	6,380	577	—		6,957
Contract cost of revenue	99	—	—		99
Total cost of revenue	24,907	6,491	2,601		33,999
Gross profit	25,322	7,264	(2,601)		29,985
Operating expenses:
Research and development	21,904	2,608	95	5f	24,607
Selling, general and administrative	46,176	2,577	2,635	5a, 5b, 5f	51,388
Total operating expenses	68,080	5,185	2,730		75,995
Loss from operations	(42,758)	2,079	(5,331)		(46,010)
Other income, net
Interest income	6,480	69	(1,916)	5d	4,633
Interest expense	(201)	(10)	—		(211)
Other expense, net	(131)		—		(131)
Total other income, net	6,148	59	(1,916)		4,291
(Loss) income from operations before income taxes	(36,610)	2,138	(7,247)		(41,719)
Provision for (benefit from) income taxes	211	—	—	5g	211
Net (loss) income	$(36,399)	$2,138	$(7,247)		$(41,508)

Net loss per share
Basic and diluted	$(1.13)		$(0.10)	5c	$(1.23)
Weighted average common shares outstanding
Basic and diluted	32,239,394		1,497,171	5e	33,736,565

908 Devices Inc.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

1. Description of the Transaction

On April 29, 2024, 908 Devices Inc. (the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) and purchased all of the issued and outstanding equity interests of CAM2 Technologies, LLC, a Connecticut limited liability company (d/b/a RedWave Technology) (“RedWave”). The transaction closed on April 29, 2024, at which time RedWave became a wholly-owned subsidiary of the Company (the “Acquisition”).

The Company has accounted for the acquisition of RedWave as a business combination under U.S. GAAP. The Company paid $45.0 million in cash, and 1,497,171 unregistered shares of the Company’s common stock, which reflects closing adjustments relating to working capital, cash and debt as set forth in the Purchase Agreement. The Company may also be obligated to issue up to an additional 4,000,000 unregistered shares of the Company’s common stock as contingent consideration based on the amount of revenue the Company generates from the sale of certain RedWave products and services during the two-year period from May 1, 2024 through April 30, 2026. If the earnout revenue achieved during the period is at least $37.0 million, the Company will be obligated to issue at least 1,000,000 contingent shares, which number of contingent shares will be increased based on the amount of earnout revenue achieved during the period, up to a maximum of 4,000,000 contingent shares for earnout revenue equal to or greater than $45.0 million. The earnout revenue also may include certain qualified bookings credit, as defined in the Purchase Agreement, for certain RedWave products in the event that earnout revenue is otherwise above $37 million. No contingent shares will be issued if the earnout revenue achieved during the period is less than $37 million. If any change in control event occurs, such contingent shares earned are payable in cash in an amount equal to the fair value of the underlying shares, unless the acquiror is a publicly traded company or an affiliate of a publicly traded company and the acquiror or its affiliated publicly traded company expressly assumes the contingent consideration obligations, subject to the terms set forth in the Purchase Agreement.

2. Basis of Presentation

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“Article 11”), and are being provided pursuant to Rule 3-05 of Regulation S-X as the Acquisition constitutes a significant acquisition.

Article 11 requires the depiction of the accounting for the Acquisition (“Transaction Accounting Adjustments”) and the option to present the reasonable synergies and dis-synergies (“Management’s Adjustments”) in the explanatory notes to the unaudited pro forma condensed combined financial information. The Company has elected not to present Management’s Adjustments in the following unaudited pro forma condensed combined financial statements.

The accompanying unaudited pro forma condensed combined financial statements combine the historical consolidated financial statements of the Company and those of RedWave after giving effect to the Acquisition, using the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805, “Business Combinations”, and applying the assumptions and adjustments described in the accompanying notes.

The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2024 that combines the historical consolidated balance sheets of the Company and RedWave gives effect to the Acquisition as if it had occurred on March 31, 2024. The unaudited pro forma condensed combined statements of comprehensive income for the three months ended March 31, 2024 and the year ended December 31, 2023, which combine the historical consolidated statements of operations of the Company and the historical consolidated statements of income of RedWave assume the Acquisition occurred on January 1, 2023.

The historical consolidated financial statements have been adjusted to give effect to pro forma events based on information available to management during the preparation of the pro forma financial information and assumptions that management believes are reasonable and supportable. These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes thereto of the Company which are presented in the Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 8, 2023 (File No. 001-39815), the Company’s historical unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed on May 4, 2024 (File No. 001-39815), and the historical financial statements of RedWave which are presented as exhibit 99.2 and 99.3 to this Form 8-K/A. The following unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on available information and assumptions that the acquirer believes are reasonable. They do not purport to represent what the actual combined results of operations or the combined financial position would have been had the Acquisition occurred on the dates indicated, or on any other date, nor are they necessarily indicative of the Company’s future combined results of operations or the combined financial position after the Acquisition. No effect has been given in these pro forma financial statements for synergistic benefits that may be realized through the combination or costs that may be incurred in integrating operations.

3. Conforming accounting policies and presentation

The unaudited pro forma combined financial statements have been adjusted to reflect reclassifications of certain RedWave historical financial statement line items to conform to the financial statement line items presented in the Company’s historical financial statements. These reclassification adjustments include the following:

Unaudited pro forma condensed combined balance sheet as of March 31, 2024

	Amount	Presentation in
Presentation in RedWave Financial Statements	(in thousands)	Unaudited Pro Forma Condensed Combined Balance Sheet
Accounts receivable	$2,110	Accounts receivable, net

Unaudited pro forma condensed combined statement of comprehensive loss for the three months ended March 31, 2024

	Amount	Presentation in
Presentation in RedWave Financial Statements	(in thousands)	Unaudited Pro Forma Condensed Combined Balance Sheet
Cost of Revenue - Product revenue	$1,565	Product cost of revenue
Cost of Revenue - Service revenue	131	Service cost of revenue
Sales and marketing	594	Selling, general and administrative
General and administrative	292	Selling, general and administrative
Gain on investments	14	Interest income

Unaudited pro forma condensed combined statement of comprehensive loss for the year ended December 31, 2023

	Amount	Presentation in
Presentation in RedWave Financial Statements	(in thousands)	Unaudited Pro Forma Condensed Combined Balance Sheet
Cost of Revenue - Product revenue	$5,914	Product cost of revenue
Cost of Revenue - Service revenue	577	Service cost of revenue
Sales and marketing	2,041	Selling, general and administrative
General and administrative	536	Selling, general and administrative
Gain on investments	69	Interest income

The Company performed an initial review of the accounting policies of RedWave to determine if differences in accounting policies require reclassification or adjustment. Except for differences in naming conventions of various financials statement line items that are presented within this footnote, as a result of that preliminary review, the Company did not identify any material difference in accounting policies.

When the Company completes its final review of the accounting policies of RedWave, differences may be identified that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

4. Estimated consideration and preliminary purchase price allocation

The Company accounted for the Acquisition as the purchase of a business under U.S. GAAP. Under the acquisition method of accounting, the assets and liabilities of RedWave will be recorded as of the acquisition date, at their respective fair values, and consolidated with those of the Company. The estimated consideration and preliminary purchase price information has been prepared using a preliminary valuation. The preparation of the valuation required the use of significant assumptions and estimates. Critical estimates included, but were not limited to, future expected cash flows, including projected revenues and expenses, and the applicable discount rates. These estimates were based on assumptions that the Company believes to be reasonable. However, actual results may differ from these estimates.

The total consideration transferred follows (amounts in thousands):

Cash consideration	$45,000
Equity consideration	8,624
Contingent consideration	15,500
Total consideration transferred	$69,124

Acquisition related costs are not included as a component of consideration transferred, but are expensed in the periods in which the costs are incurred. In connection with the Acquisition, the Company incurred $2.4 million in cash related to legal fees, banking fees and other direct costs incurred with the Acquisition.

Fair Value of Net Assets Acquired

The following table presents the preliminary allocation of the purchase consideration for the Acquisition including the contingent consideration and the preliminary allocation of the purchase consideration as of March 31, 2024 (amounts in thousands):

Consideration Transferred:
Cash paid	$45,000
Fair value of common stock shares issued (1)	8,624
Contingent consideration - earnout	15,500
Total consideration transferred	$69,124

Assets acquired and liabilities assumed:
Cash and cash equivalents	$3,145
Accounts receivable	2,110
Inventory	1,320
Prepaid expenses and other current assets	39
Property and equipment	342
Identifiable Intangible assets
Customer Relationships	2,500
Developed Technology	38,080
Goodwill	26,535
Operating lease right-of-use assets	29
Accounts payable, accrued expenses and other current liabilities	(874)
Deferred revenue	(4,073)
Other liabilities	(29)
Total	$69,124

(1)	The share consideration component of the estimated purchase price consideration is computed on the basis of 1,497,171 shares issued and the Company’s common share closing price of $5.76 on April 29, 2024.

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statement of comprehensive income and is subject to adjustment as purchase accounting is finalized. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include, but not be limited to: (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade names, technology and customer relationships as well as goodwill and (3) other changes to assets and liabilities.

5. Pro Forma Adjustments

This note should be read in conjunction with Notes 1 and 2. Adjustments included in the pro forma adjustments column of the pro forma condensed combined statement of comprehensive income and the pro forma condensed combined consolidated balance sheet include the following, as indicated in the “Notes” column thereto:

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

A.	Reflects the adjustments to the assets acquired and liabilities assumed in accordance with the preliminary estimated purchase price described in Note 3, including (1) goodwill of $26.5 million, and (2) identifiable intangible assets of $2.5 million and $38.1 million for customer relationships and developed technology related assets, respectively. The adjustment to record the step-up of intangible assets per description below:

	Estimated	Estimated	Balance Sheet
Description	Useful Life	Fair value	Classification
Developed technology	15 years	$38,080	Intangible assets, net
Customer relationships	8 years	2,500	Intangible assets, net
Total identifiable intangible assets		$40,580

The fair value of RedWave’s technology-based intangible assets were determined using the multi-period excess earnings method which measures economic benefit indirectly by calculating the income attributable to an asset after appropriate returns are paid to complementary assets used in conjunction with the subject asset to produce the earnings associated with the subject assets, commonly referred to as contributory asset charges. Under this method, the value of an asset is a function of several components, including the forecasted revenue, earnings generated by the asset, expected economic life of the asset, contributory asset charges and a discount rate.

The fair value of the customer relationships was calculated using a distributor method, a form of the income approach, which incorporates a variation of the multi-period excess earnings method that uses market-based inputs to value an asset. Under this method, the value of the asset is a function of several components, including revenue associated with the existing customers, distributor profit margin, charges for use of other assts and discount rate.

The fair value estimate for all identified intangible assets is preliminary and is based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determination for identifiable intangibles may differ materially from this preliminary determination.

B.	Reflects an adjustment to step up finished goods inventory to fair value. The fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts.

C.	Reflects the consideration paid for the acquisition, which was $45.0 million in cash, $8.6 million related to the fair value of the 1,497,171 issued shares and $15.5 million related to the acquisition date fair value of the contingent consideration.

The fair value of the contingent consideration of $15.5 million was determined using a Monte-Carlo simulation which took utilized assumptions to forecast the revenue achievement and the price of the Company’s common stock at the end of the earn-out period. The number of shares of the Company’s common stock to be paid is contingent upon on the amount of revenue the Company generates from the sale of certain RedWave products and services (“Earnout Revenue”) during the two-year period from May 1, 2024 through April 30, 2026 (the “Earnout Period”). The valuation calculated the average present value of all outcomes to determine the fair value. The contingent consideration is being accounted for as a liability and will be subsequently remeasured at fair value at the balance sheet date with changes in fair value being recorded as a component of income or loss in the statement of comprehensive income. Factors that will affect the fair value of the contingent consideration liability include management’s estimates of the future revenues generated by certain Red Wave products, estimated discount rates and the price of the Company’s common stock.

D.	To adjust for $2.1 million of transaction costs incurred subsequent to March 31, 2024 that are related to the Acquisition. The adjustment has been recorded as an adjustment to accrued liabilities and accumulated deficit. These costs will not affect the Company’s statement of comprehensive income beyond 12 months after the acquisition date.

E.	Reflects the elimination of historical equity balances.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of comprehensive income

a.	To adjust for $2.1 million of transaction costs incurred subsequent to March 31, 2024, that are related to the Acquisition. These costs will not affect the Company’s statement of comprehensive income beyond 12 months after the acquisition date.

b.	Reflects the pro forma adjustment to record the amortization of the acquired identifiable intangible assets related to the developed technology and customer relationships of RedWave. The following table summarizes the estimated fair values of amortizable intangible assets, their estimated useful lives and the pro forma annual amortization expense using a straight-line method of amortization (dollar amounts in thousands):

		Three months ended
	Annual 2023	March 31, 2024
Intangible assets	Amortization expense	Amortization expense
Developed technology	$2,539	$635
Customer relationships	313	78

The amortization of developed technology intangibles is calculated by using the straight-line method over the estimated useful life of 15 years and classified under cost of revenue. The amortization of customer relationships is calculated by using the straight-line method over the estimated useful life of 8 years and classified under selling, general and administrative. These preliminary estimated useful lives could differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements.

c.	Basic and diluted pro forma net loss per share is based on the weighted average number of shares of the Company’s common shares outstanding for the period presented. The Company’s potential dilutive securities have been excluded from the computation of diluted net loss per share as the effect would be antidilutive. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. The Company excluded the following potential common shares, presented based on amounts outstanding at each pro forma period end, from the computation of pro forma diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect:

	March 31,	December 31,
	2024	2023
Warrants to purchase common stock	92,703	92,703
Options to purchase common stock	2,781,364	2,427,417
Performance stock units	105,878	105,878
Restricted stock units	2,632,957	1,976,117
	5,612,902	4,602,115

d.	Reflects the removal of $0.6 million and $1.9 million of the interest income recognized from $45.0 million of cash under the money market funds for the three months ended March 31, 2024 and the year ended December 31, 2023, respectively.

e.	As the Acquisition is being reflected in the unaudited pro forma condensed combined statement of comprehensive income as if it occurred at the beginning of the period presented. The calculation of basic and diluted earnings per share includes 1,497,171 unregistered shares of the Company’s common stock which were issued on the transaction date.

f.	This adjustment reflects $0.1 million and $0.4 million stock based compensation expense incurred from performance-based stock units (PSUs) issued under new compensation arrangements with employees in connection with the business combination and restricted share units (RSUs) issued to continuing employees as part of the acquisition for the three months ended March 31, 2024 and for the year ended December 31, 2023, respectively. The vesting of the PSUs are subject to the achievement of a certain level of bookings over two years. The RSUs are recognized ratably over three years.

The following table summarizes the stock based compensation expense within the expense categories in the unaudited pro forma condensed combined statements of comprehensive income (dollar amounts in thousands):

		Three months ended
	Annual 2023	March 31, 2024
	expense	expense
Product cost of revenue	$62	$15
Research and development	95	23
Selling, general and administrative	222	64
	$379	$102

g.	No income tax adjustment is reflected for the three months ended March 31, 2024 and the year ended December 31 2023 based on the Company having a full valuation allowance on its net deferred tax asset and an effective income tax rate of 0%.